UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 13, 2025

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange
4.900% Notes due 2030	PRGO30	New York Stock Exchange
6.125% Notes due 2032	PRGO32A	New York Stock Exchange
5.375% Notes due 2032	PRGO32B	New York Stock Exchange
5.300% Notes due 2043	PRGO43	New York Stock Exchange
4.900% Notes due 2044	PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

On July 13, 2025, Perrigo Company plc (the “Company”) entered into a Master Sale and Purchase Agreement (the “Agreement”) with Kairos Bidco AB (“Kairos”), an investment vehicle managed by an affiliate of KKR & Co., Inc. (“KKR”), pursuant to which, and subject to the terms and conditions set forth therein, the Company agreed to sell and Kairos agreed to acquire (1) all of the shares in Aco Hud Nordic AB, a Swedish private corporation (aktiebolag) (the “Target”) and (2) various assets relating to the manufacture, packaging, sale and distribution of certain cosmetic products, medicinal products and medical devices related to the Company’s Dermacosmetics branded business in Northern Europe, the Netherlands and Poland (together with the Target, the “Dermacosmetics Business” and such sale, the “Transaction”).

The Transaction is expected to close in the first quarter of 2026, subject to the satisfaction or waiver of customary closing conditions, including, among others: (1) receipt of regulatory approvals in certain jurisdictions, (2) consummation of pre-closing restructuring transactions with respect to the Target, (3) completion of works council consultation procedures in certain countries and (4) the closing of KKR’s previously announced proposed acquisition of Karo Healthcare.

At the closing of the Transaction, Kairos will make a cash payment to the Company of €300 million, subject to customary adjustments for inventory, working capital, debt and cash. After the closing of the Transaction, the Company will provide certain transition services to Kairos in exchange for a service fee. In addition, the Company is entitled to additional contingent cash consideration of up to €27 million upon achievement of certain performance thresholds by the Dermacosmetics Business over a three-year period.

The Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications. The covenants relate to, among other things, the Company’s agreement or obligation to: (1) operate the Dermacosmetics Business in all material respects in the ordinary course between the signing of the Agreement and the closing of the Transaction, (2) refrain from taking certain types of actions without Kairos’s prior written consent, (3) adhere to certain obligations in preparation of the transfer of certain employees, (4) continue investing in the marketing of the Dermacosmetics Business, (5) provide certain support to Kairos in connection with the transition of the Dermacosmetics Business and (6) entry into customary non-compete and non-solicitation agreements.

The Agreement may be terminated by mutual written agreement of the Company and Kairos or by either the Company or Kairos in the case of failure to complete the closing of the Transaction within 18 months after the signing of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is attached hereto as Exhibit 2.1, and the terms of the Agreement are incorporated herein by reference. The Agreement contains representations, warranties and covenants that the respective parties made to each other as of the dates specified therein. The assertions embodied in those representations, warranties and covenants were made, and will be made, for purposes of the contracts among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The representations, warranties and covenants in the Agreement are also modified in important part by the related disclosure schedules thereto, which are not filed publicly and which may be subject to a contractual standard of materiality different from that generally applicable to communications with shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these disclosure schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.

ITEM 7.01.	Other Information

On July 14, 2025, Perrigo issued a press release announcing the entry into the Agreement, a copy of which is attached hereto as Exhibit 99.1. Perrigo undertakes no obligation to update, supplement or amend the press release attached hereto as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1*,†	Master Sale and Purchase Agreement, dated as of July 13, 2025, by and between Perrigo Company plc and Kairos Bidco AB.

99.1	Press Release issued by Perrigo Company plc on July 14, 2025 furnished solely pursuant to Item 7.01 of Form 8-K.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

The Company has omitted certain schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

†

Pursuant to Item 601(b)(2)(ii) of Regulation S-K, certain portions of this exhibit have been redacted because the Company customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

Forward-Looking Statements

Certain statements in this current report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our, or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this current report are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “potential” or the negative of those terms or other comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including: our ability to complete the proposed divestment of the Dermacosmetics branded business, receipt of works council and regulatory approval regarding the transaction, performance by counterparties to the transaction and the likelihood of satisfying the deferred payment milestones associated with the transaction, supply chain impacts on our business, including those caused or exacerbated by armed conflict, trade and other economic sanctions and/or disease; general economic, credit, and market conditions; increased or new tariffs by the U.S. or foreign governments (and any retaliatory or reciprocal tariffs); the impact of the war in Ukraine and any escalation thereof, including the effects of economic and political sanctions imposed by the United States, United Kingdom, European Union, and other countries related thereto; the outbreak or escalation of conflict in other regions where we do business, including the Middle East; current and future impairment charges, if we determine that the carrying amount of specific assets may not be recoverable from the expected future cash flows of such assets; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than we do; pricing pressures from customers and consumers; resolution of uncertain tax positions and any litigation relating thereto, ongoing or future government investigations and regulatory initiatives; uncertainty regarding our ability to obtain and maintain our regulatory approvals; potential costs and reputational impact of product recalls or sales halts; potential adverse changes to U.S. and foreign tax, healthcare and other government policy; the effect of epidemic or pandemic disease; the timing, amount and cost of any share repurchases (or the absence thereof) and/or any refinancing of outstanding debt at or prior to maturity; fluctuations in currency exchange rates and interest rates; receipt of potential earnout payments in connection with the sale of the HRA Rare Diseases Business, and the sale of our Hospital and Specialty Business and the risk that potential costs or liabilities incurred or retained in connection with those transactions may exceed our estimates or adversely affect our business or operations; the risk that potential costs or liabilities incurred or retained in connection with the sale of our Rx business may exceed our estimates or adversely affect our business or operations; the consummation and success of other announced and unannounced acquisitions or dispositions, and our ability to realize the desired benefits thereof; and our ability to execute and achieve the desired benefits of announced cost-reduction efforts and other strategic initiatives and investments, including our ability to achieve the expected benefits from our ongoing restructuring programs described herein. Adverse results with respect to pending litigation could have a material adverse impact on our operating results, cash flows and liquidity, and could ultimately require the use of corporate assets to pay damages, reducing assets that would otherwise be available for other corporate purposes. These and other important factors, including those discussed in our Form 10-K for the year ended December 31, 2024 and in any subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this current report are made only as of the date hereof, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

Dated: July 14, 2025	By:	/s/ Eduardo Bezerra
Eduardo Bezerra
Chief Financial Officer